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                                                                   Exhibit 10.20


                      FORM OF SECURITIES PURCHASE AGREEMENT

         Securities Purchase Agreement (together with the schedules and exhibits hereto, this "Agreement"), dated as of May 7, 2002, by and between Bioenvision, Inc., a Delaware corporation (the "Company"), and each of the Persons (as defined below) who has executed a signature page to this Agreement (each a "Purchaser," and together, the "Purchasers").


                              W I T N E S S E T H:

         WHEREAS, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Company, the Securities (as such term is defined below) as set forth below.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto hereby agree as follows:

         1. Authorization and Sale of Purchased Shares.

         1.1 Authorization. The Company has duly authorized the issuance and sale of up to 5,920,000 shares of its Series A Preferred Stock, par value $0.001 per share (the "Series A Preferred Stock"), with the powers, designations, preferences, rights, qualifications, limitations and restrictions contained in the Certificate of Designations of the Series A Preferred Stock, in the form of Exhibit A hereto (the "Certificate of Designations"), to be acquired by the Purchasers in accordance with the terms of this Agreement. With the purchase of each share of Series A Preferred Stock, the Purchasers will also receive one (1) warrant (the "Warrant") to purchase one (1) share of Common Stock, par value $0.001 per share (the "Common Stock"), in the form of Exhibit B hereto. The Series A Preferred Stock and the Warrants are collectively referred to herein as the "Securities". The Purchasers of the Series A Preferred Stock shall have the benefit of certain registration rights in respect of the shares of Common Stock underlying the Securities on the terms and conditions of a Registration Rights Agreement, in the form of Exhibit C hereto (the "Registration Rights Agreement"). The Company is making the offering of the Securities (the "Offering") for sale only to individuals, entities or groups, including, without limitation, corporations, limited liability companies, limited or general partnerships, joint ventures, associations, joint stock companies, trusts, unincorporated organizations, or governments or any agencies or political subdivisions thereof (each, a "Person") who are "accredited investors" (as defined herein). All subscription proceeds received will be deposited directly into an Escrow Account (as defined below) as described in Section 2.1 herein. SCO Securities LLC ("SCO Securities" or the "Placement Agent") is the Company's placement agent for the Offering, but other registered broker-dealers ("Other Participating Agents") may also place Securities with the consent of SCO Securities.

         1.2 Subscription.

         Subject to the terms and conditions hereinafter set forth in this Agreement, each Purchaser hereby offers to purchase, at a price of $3.00 per share, the number of shares of Series A Preferred Stock set forth beneath each such Purchaser's name on the signature pages of this Agreement, for an aggregate purchase price (the "Purchase Price") to be paid by such Purchaser in the amount set forth on the signature page beneath such Purchaser's name. The Purchasers understand that the Purchasers will receive one (1) Warrant to purchase one (1) share of Common Stock for every share of Series A Preferred Stock for which this subscription is accepted. The Company may accept or reject subscriptions, in whole or in part, or accept subscriptions for less than the $60,000 minimum subscription, in its sole discretion.


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         1.3 Subscription Procedures. To submit this Subscription, each
Purchaser must deliver (i) this Agreement, including, without limitation, the annexed Purchaser Questionnaire, both duly completed and executed, (ii) an executed Registration Rights Agreement, and (iii) the purchase price, in full, for the Securities, in the amount of $3.00 for each share of Series A Preferred Stock for which such Purchaser is subscribing. The payment must be made in U.S. dollars, in immediately available funds, and must be delivered by certified check or wire transfer of immediately available funds. Certified checks must be made payable to Piper Rudnick LLP. The wire instructions are as follows:

                  Bank Name:        Citibank, N.A.
                  Address:          153 East 53rd Street, 20th Floor
                                    New York, NY   10019
                  Attn.:            Trina Schaefer
                  Bank Phone #:     212-559-3809
                  Account Name:     Piper Rudnick LLP Escrow Account
                  Account #:        37311689
                  ABA Transit #:    021000089

                  Reference:        Bioenvision, Inc.----301140-1
                                    Andrew J. Cosentino---212-835-6000

         Payment, and the other documents required for subscription must be delivered to the following address:

                                    Piper Rudnick LLP
                                    1251 Avenue of the Americas
                                    New York, New York  10020-1104

                                    Attention:  Andrew J. Cosentino, Esq.
                                    Reference: Bioenvision, Inc.---301140-1

         2. Closing.

         Upon acceptance of subscriptions totaling $12,000,000 (the "Initial Minimum Offering"), the Company shall hold a closing of the purchase and sale of such Securities (the "Initial Closing"); provided that the Company satisfies the Purchasers with reasonable assurance that at least $3,000,000 of additional Securities will be invested in the Company on similar terms as soon as practicable (but no more than 30 days) after the Initial Closing. Upon acceptance of subscriptions totaling $17,750,000, the Company shall hold a final closing (the "Final Closing," and together with the Initial Closing, the "Closings"). The Initial Closing and the Final Closing will take place at such location as may be agreed upon by the Company and the Placement Agent; however, the Final Closing will take place within thirty (30) days after the Initial Closing. The date of the Initial Closing will be referred to as the "Initial Closing Date" and the date of the Final Closing is referred to as the "Final Closing Date." At the Closing with respect to the subscription by each Purchaser, to the extent the same is accepted by the Company, the Company will register in the name of each such Purchaser that number of Securities being purchased by such Purchaser in accordance with the information on the applicable signature page of this Agreement.

         2.1 Escrow. Pending the Closings, all funds paid in respect of this Agreement shall be deposited in an attorney escrow account (the "Escrow Account") maintained by Piper Rudnick LLP (the "Escrow Agent") pursuant to an Escrow Agreement, dated as of the date hereof, by and among the Company, each Purchaser and the Escrow Agent (the "Escrow Agreement"). The Escrow Account shall not be interest bearing. If the Company accepts subscriptions for the Securities at or prior to the Initial Closing Date or the Final Closing Date, as the case may be, then all subscription proceeds received for subscriptions accepted by the Company prior to such Closing Date shall be paid over to the Company at each Closing, net of the placement fee and offering expenses, which shall be paid to the appropriate parties at each such Closing. If the Company shall not have received and accepted each Purchaser's subscription, then that subscription shall be void and all funds paid hereunder by such Purchaser, without deduction therefrom or interest thereon, shall be promptly returned to such Purchaser.


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         2.2. Return of Funds. If the Company does not receive subscriptions for the Initial Minimum Offering, then the Escrow Agent shall return each Purchaser's subscription amount within ten (10) business days of the date hereof. Each Purchaser hereby authorizes and directs the Escrow Agent to return or direct the return of any funds from the Escrow Account, without deduction therefrom or interest thereon, to the same account from which the funds were originally drawn, to the extent that such Purchaser's subscription is not accepted prior to the termination of the Offering.

         3. Conditions to the Obligations of each Purchaser at Closing.

         The obligation of each Purchaser to purchase and pay for the Securities subscribed for by such Purchaser at the applicable Closing is subject to the satisfaction on or prior to the Initial Closing Date or the Final Closing Date, as the case may be, of the following conditions, each of which may be waived by the applicable Purchaser:

         3.1 Opinion of Counsel to the Company. Each Purchaser or its Representative (as defined in the Escrow Agreement) shall have received from Piper Rudnick LLP, counsel for the Company, its opinion dated as of the Initial Closing Date or Final Closing Date, as the case may be, and addressed to the Purchasers (to the extent purchasing securities on such Closing Date), covering the matters attached hereto as Exhibit D.

         3.2 Representations and Warranties. The representations and warranties of the Company contained in this Agreement which are qualified as to materiality must be true and correct in all respects and the representations and warranties of the Company contained in this Agreement which are not qualified as to materiality must be true and correct in all material respects as of the Closing Date except to the extent that the representations and warranties relate to an earlier date in which case the representations and warranties must be true and correct as written or true and correct in all material respects, as the case may be, as of the earlier date.

         3.3 Performance of Covenants. The Company will have performed or complied with in all material respects all covenants and agreements required to be performed by it on or prior to the Closing pursuant to this Agreement, including, without limitation, the delivery of certificates evidencing the shares of Series A Preferred Stock for which the Subscription made hereby is accepted and one Warrant for each such share of Series A Preferred Stock.

         3.4 No Injunctions; etc. No court or governmental injunction, order or decree prohibiting the purchase and sale of the Securities will be in effect. There will not be in effect any law, rule or regulation prohibiting or restricting the sale or requiring any consent or approval of any Person that has not been obtained to issue and sell the Securities to the Purchasers.


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         3.5 Closing Documents. The Company will have delivered to each
Purchaser or its Representative the following:

         (a) a certificate of the President of the Company certifying that the conditions in Sections 3.2 and 3.3 have been satisfied;

         (b) Prior to the Initial Closing, a certificate of the Secretary of the Company, dated as of that Closing Date, certifying (i) the attached copies of the Certificate of Incorporation and By-laws of the Company, (ii) the resolutions of the Board of Directors of the Company (the "Board") authorizing the execution, delivery and performance of this Agreement and the issuance of the Securities (including, but not limited to, for purposes of Section 203 of the Delaware General Corporation Law) and (iii) the incumbency of the officers duly authorized to execute this Agreement and the other documents contemplated by this Agreement; and for every other Closing, a certificate certifying that the foregoing certificate continues to be true, correct and complete;

         (c) a certificate of the Secretary of State of the State of Delaware, dated as a recent date (but no more than five business days) prior to the Closing Date, to the effect that the Company is in good standing in the State of Delaware and that all annual reports, if any, have been filed as required and that all taxes and fees have been paid in connection therewith;

         (d) a copy of the Certificate of Designations certified by the Secretary of State of the State of Delaware;

         (e) a certificate evidencing the shares of Series A Preferred Stock as to which the Company has accepted such Purchaser's subscription;

         (f) a certificate evidencing a Warrant to purchase one share of Common Stock for each share of Series A Preferred Stock for which the Company has accepted such Purchaser's subscription pursuant to this Agreement;

         (g) the Registration Rights Agreement duly executed by the Company; and

         (h) the Escrow Agreement duly executed by the Company.

         3.6 Waivers and Consents. The Company will have obtained all consents and waivers necessary to execute and deliver this Agreement and all related documents and agreements and to issue and deliver the Securities, and all consents and waivers will be in full force and effect.

         3.7 Board of Directors. At Closing, the Board shall adopt a resolution pursuant to which the Board shall consist of the following five (5) persons:

                                    Christopher B. Wood, M.D.
                                    Jeffrey B. Davis
                                    Thomas S. Nelson, C.A.
                                    Steven A. Elms
                                    Andrew Schiff, M.D.

         3.8 Confidentiality Agreements. The Company shall have received signed confidentiality agreements and assignment of invention agreements substantially in the form of Exhibit E attached hereto (a "Confidentiality Agreement") with all employees of the Company.


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         4. Conditions to the Obligations of the Company at Closing.

         The obligation of the Company to issue and sell the Securities to any Purchaser at the applicable Closing with respect to the Securities for which the Company has accepted the Subscription made by the such Purchaser by means of this Agreement is subject to the satisfaction on or prior to each Closing Date of the following conditions, each of which may be waived by the Company:

         4.1 Receipt of Purchase Price. The Company shall have received payment in full in immediately available funds in U.S. dollars of the Purchase Price with respect to the Securities for which the Company has accepted the Subscription made by such Purchaser by means of this Agreement; provided that the Company may only have an Initial Closing upon the receipt of subscriptions in the amount of the Initial Minimum Offering.

         4.2 Representations and Warranties. The representations and warranties of such Purchaser contained in this Agreement which are qualified as to materiality must be true and correct in all respects and the representations and warranties of such Purchaser contained in this Agreement which are not qualified as to materiality must be true and correct in all material respects as of the applicable Closing Date.

          4.3 Performance of Covenants. Such Purchaser will have performed or complied with in all material respects all covenants and agreements required to be performed by such Purchaser on or prior to the Closing pursuant to this Agreement.

         4.4 Purchaser Questionnaire. All of the information furnished by such Purchaser in the confidential purchaser questionnaire accompanying this Agreement (the "Purchaser Questionnaire") shall have been accurate and complete in all material respects.

         4.5 No Injunctions. No court or governmental injunction, order or decree prohibiting the purchase or sale of the Securities will be in effect.

         4.6 Closing Documents. Each Purchaser will have delivered to the Company the Registration Rights Agreement and the Escrow Agreement duly executed by such Purchaser.

         5. Representations and Warranties of each Purchaser.

         Each Purchaser, in order to induce the Company to accept this offer, hereby represents and warrants, severally and not jointly, as follows:

         5.1 Due Authorization. Each Purchaser represents for such Purchaser to the Company that such Purchaser has full power and authority and has taken all action necessary to authorize such Purchaser to execute, deliver and perform such Purchaser's obligations under this Agreement. This Agreement is the legal, valid and binding obligation of such Purchaser in accordance with its terms.

         5.2 Accredited Investor. Each Purchaser represents that such Purchaser is an Accredited Investor as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act").


                                      -5-
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         5.3 No Investment Advice. The Company has not made any other representations or warranties to such Purchaser other than as set forth herein or incorporated herein by reference with respect to the Company or rendered any investment advice.

         5.4 Investment Experience. Each Purchaser represents that such Purchaser has not authorized any Person to act as such Purchaser's Purchaser Representative (as that term is defined in Regulation D of the General Rules and Regulations under the Securities Act) in connection with this transaction. Such Purchaser has such knowledge and experience in financial, investment and business matters that such Purchaser is capable of evaluating the merits and risks of the prospective investment in the securities of the Company. Such Purchaser has consulted with such independent legal counsel or other advisers as such Purchaser has deemed appropriate to assist such Purchaser in evaluating the proposed investment in the Company.

         5.5 Adequate Means. Each Purchaser represents as to such Purchaser that such Purchaser (i) in the case of an individual only, has adequate means of providing for such Purchaser's current financial needs and possible contingencies; and (ii) can afford (a) to hold unregistered securities for an indefinite period of time as required; and (b) sustain a complete loss of the entire amount of the subscription.

         5.6 Access to Information. Each Purchaser represents that such Purchaser has been afforded the opportunity to ask questions of, and receive answers from the officers and/or directors of the Company acting on its behalf concerning the terms and conditions of this transaction and to obtain any additional information, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information furnished; and has had such opportunity to the extent such Purchaser considers appropriate in order to permit such Purchaser to evaluate the merits and risks of an investment in the Company. It is understood that all documents, records and books pertaining to this investment have been made available for inspection, and that the books and records of the Company will be available upon reasonable notice for inspection by investors during reasonable business hours at its principal place of business. The foregoing shall in no way be deemed to limit the ability of each Purchaser to rely on the representations and warranties set forth herein or incorporated herein by reference.

         5.7 No Endorsement. Each Purchaser further acknowledges that this Offering has not been passed upon or the merits thereof endorsed or approved by any state or federal authorities.

         5.8 Non-Registered Securities. Each Purchaser acknowledges that the offer and sale of the Securities have not been registered under the Securities Act or any state securities laws and the Securities and the underlying shares of Common Stock may be resold only if registered pursuant to the provisions thereunder or if an exemption from registration is available. Each Purchaser understands that the Offering of the Securities is intended to be exempt from registration under the Securities Act, based, in part, upon the representations, warranties and agreements of such Purchaser contained in this Agreement.

         5.9 No Resale. Each Purchaser represents that the Securities being subscribed for, and the securities underlying the subscription, are being acquired solely for the account of such Purchaser for such Purchaser's investment and not with a view to, or for resale in connection with, any distribution in any jurisdiction where such sale or distribution would be precluded. By such representation, such Purchaser means that no other Person has a beneficial interest in the Securities or the securities underlying the subscription, and that no other Person has furnished or will furnish directly or indirectly, any part of or guarantee the payment of any part of the consideration to be paid by such Purchaser to the Company in connection therewith. Such Purchaser does not intend to dispose of all or any part of the Securities or the securities underlying the subscription except in compliance with the provisions of the Securities Act and applicable state securities laws, and understands that the Securities and the securities underlying the subscription are being offered pursuant to a specific exemption under the provisions of the Securities Act, which exemption(s) depends, among other things, upon the compliance with the provisions of the Securities Act.


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         5.10 Legend. Each Purchaser hereby acknowledges and agrees that the
Company may insert the following or similar legend on the face of the certificates evidencing the Securities purchased by such Purchaser and the shares of Common Stock issued upon the conversion or exercise thereof, as the case may be, if required in compliance with the Securities Act or state securities laws:

         "These securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws and may not be sold or otherwise transferred or disposed of except pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or an exemption from registration under the Securities Act and any applicable state securities laws; provided that, if requested by the Company, an opinion of counsel reasonably satisfactory in form and substance is furnished to the Company that an exemption from the registration requirements of the Securities Act is available."

         5.11 Broker's or Finder's Commissions. No finder, broker, agent, financial person or other intermediary has acted on behalf of any Purchaser in connection with the sale of the Securities by the Company or the consummation of this Agreement or any of the transactions contemplated hereby. No Purchaser has had any direct or indirect contact with any other investment banking firm (or similar firm) with respect to the offer of the Securities by the Company to the Purchasers or the Purchasers' subscriptions for the Securities.

         Each Purchaser certifies that each of the foregoing representations and warranties by such Purchaser sets forth in this Section 5 are true as of the date hereof and shall survive such date.

         6. Representations and Warranties of the Company.

         For purposes of this Section 6 only, references to the Company shall mean the Company and Pathagon, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("Pathagon"), taken as a whole, except where reference to Pathagon would be inappropriate in the context of a representation or warranty. The Company represents and warrants to the Purchasers that:

         6.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has full corporate power and authority to own and hold its properties and to conduct its business. The Company is duly licensed or qualified to do business, and in good standing, in each jurisdiction in which the nature of its business requires licensing, qualification or good standing, except for any failure to be so licensed or qualified or in good standing that would not have a material adverse effect on the Company or its results of operations, assets or financial condition or on its ability to perform its obligations under this Agreement or to issue the Securities (a "Material Adverse Effect").

         6.2 Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 50,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock"). As of the date hereof, (i) 16,887,786 shares of Common Stock were issued and outstanding, (ii) 2,200,000 shares of Common Stock were reserved for issuance upon exercise of outstanding options issued to certain officers of the Company,
(iii) 2,904,544 shares of Common Stock were reserved for issuance upon exercise of outstanding options issued to persons other than officers of the Company,
(iv) 1,800,000 shares of Common Stock were reserved for issuance upon the exercise of outstanding warrants and (v) no shares of Preferred Stock were issued or outstanding. The Company has also agreed to issue options to purchase up to $3 million of shares of Common Stock to Ilex Oncology, Inc. ("Ilex") pursuant to that certain Co-Development Agreement, dated as of March 12, 2001, by and between the Company and Ilex in the event that certain milestones are achieved under such agreement, but no shares have been reserved in respect to those contingent options. In addition, there are 7,473,082 shares of Common Stock reserved for a stock option plan for the Company's employees; none of which such options are outstanding (the "Available Unissued Stock Option Pool"). All the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights created by or through the Company, and have been issued in compliance with all federal and state securities laws, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except as set forth prior to the date hereof in the Commission Documents (as defined below) or in this Section 6.2 or on Schedule 6.2 hereof, there are no other options, warrants or other rights, convertible debt, agreements, arrangements or commitments of any character obligating the Company to issue or sell any shares of capital stock of or other equity interests in the Company. The Company is not obligated to retire, redeem, repurchase or otherwise reacquire any of its capital stock or other securities. Except as disclosed in the Commission Documents or on Schedule 6.2, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Common Stock to which the Company is a party. Except as disclosed on Schedule 6.2, neither the Company nor any of its Subsidiaries directly or indirectly own or have any investment in any of the capital stock of, or any other proprietary interest in, any Person that is not a Subsidiary. Upon consummation of the transactions contemplated hereby, assuming all of the Securities offered hereunder have been issued and are outstanding, the Securities shall represent, on a fully diluted basis, approximately 42% of the Company's outstanding capital stock, which does not include the Available Unissued Stock Option Pool but does include the Warrants issuable to SCO Securities (the "SCO Warrants") in connection with this Offering. The Company has not adopted a stockholders rights plan, poison pill or similar arrangement. The consummation of the transactions contemplated by this Agreement will not accelerate the vesting schedule of any of the Company's outstanding options or warrants. For purposes of the foregoing, "Fully Diluted" means: (i) all shares of Company capital stock outstanding immediately following the Final Closing; (ii) all securities, including options and warrants, convertible into or exercisable for shares of Company capital stock, as if exercised and converted to the fullest extent of their terms; (iii) all securities issuable pursuant to contractual or other obligations of the Company existing at the Final Closing; and (iv) all shares of Company capital stock reserved for issuance to employees, consultants or directors of the Company or other Persons not including the securities described in clause (ii). "Fully Diluted" does not include the Available Unissued Stock Option Pool.

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         Schedule 6.2 sets forth, as of the Closing Date, a true and complete list of each of the Subsidiaries of the Company. The Company owns all of the issued and outstanding capital stock of the Subsidiaries, free and clear of all Liens. All of such shares of capital stock are duly authorized, validly issued, fully paid and non-assessable, and were issued in compliance with the registration and qualification requirements of all applicable federal, state and foreign securities laws. Except as set forth on Schedule 6.2, there are no options, warrants, conversion privileges, subscription or purchase rights or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued, unauthorized or treasury shares of capital stock or other securities of, or any proprietary interest in, any of the Subsidiaries, and there is no outstanding security of any kind convertible into or exchangeable for such shares or proprietary interest. Other than Pathagon, none of the Subsidiaries conducts any material business or operations, owns any material assets or is liable for any material Liabilities.

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         "Subsidiaries" means, as of the relevant date of determination, with respect to any Person, a corporation or other Person of which 50% or more of the voting power of the outstanding voting equity securities or 50% or more of the outstanding economic equity interest is held, directly or indirectly, by such Person. Unless otherwise qualified, or the context otherwise requires, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

         6.3 Corporate Power, Authorization; Enforceability. The Company has full corporate power and authority to execute, deliver and enter into this Agreement, the Certificate of Designations, the Registration Rights Agreement and the Warrants (collectively, the "Transaction Documents") and to consummate the transactions contemplated hereby and thereby. All action on the part of the Company, its directors or stockholders necessary for the authorization, execution, delivery and performance of the Transaction Documents by the Company, the authorization, sale, issuance and delivery of the Securities contemplated hereby and the performance of the Company's obligations hereunder and thereunder has been taken. The Securities to be purchased on each Closing Date and the shares of Common Stock issuable upon the conversion of the Series A Preferred Stock and the exercise of the Warrants have been duly authorized and, when issued in accordance with this Agreement, the Certificate of Designations and the Warrants, as the case may be, will be validly issued, fully paid and nonassessable and will be free and clear of any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred stock and equity related preferences) (collectively, "Liens") imposed by or through the Company other than restrictions imposed by this Agreement, the Certificate of Designations, the Warrants and the Registration Rights Agreement, as the case may be, and applicable securities laws. Except as set forth in Schedule 6.2, no preemptive or other rights to subscribe for or purchase equity securities of the Company exists with respect to the issuance and sale of the Securities or the shares of Common Stock issuable upon conversion of the Series A Preferred Stock or exercise of the Warrants. The Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

         6.4 Financial Statements and Commission Filings; Undisclosed Liabilities. (a) Included in the Company's Form 10-KSB/A for the year ended June 30, 2001 (the "2001 10-KSB") are true and complete copies of the audited consolidated balance sheet (the "Balance Sheet") of the Company as of June 30, 2001, and the related audited consolidated statements of operations, and cash flows for the years ended June 30, 2001, June 30, 2000 and the period from August 16, 1996 through June 30, 2001; and the related audited consolidated statements of stockholders' equity (deficit) for the period from August 16, 1996 through June 30, 2001 (the "Financial Statements"), accompanied by the report of each of Grant Thornton LLP and Ernst & Young LLP. As of their respective dates, the Financial Statements complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Securities and Exchange Commission (the "Commission") with respect thereto. The Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), consistently applied, during the periods involved (except in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The Company keeps proper accounting records in which all material assets and liabilities and all material transactions of the Company are recorded in conformity with GAAP.

         (b) Except as set forth on Schedule 6.4(b), since June 30, 2001, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (all of the foregoing, including, but not limited to, the 2001 10-KSB, filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "Commission Documents") and all such Commission Documents were filed within the time periods specified in the Exchange Act. As of their respective filing dates, each Commission Document complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder applicable to the Commission Documents, and no Commission Document contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, subject to the planned restatement of certain quarterly reports in fiscal year 2001 as disclosed by the Company in the press release announcing its fiscal year 2001 results. As of their respective filing dates, the financial statements of the Company included in the Commission Documents complied as to form in all material respects with then applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with GAAP and as of their respective dates, fairly presented in all material respects the consolidated financial position of the Company and the results of its operations as of the time and for the periods indicated therein (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-QSB, and Regulations S-B and S-X of the Commission), subject to the planned restatement of certain quarterly reports in fiscal year 2001 as disclosed by the Company in the press release announcing its fiscal year 2001 results.

         (c) Since June 30, 2001, the Company has not incurred any liabilities or obligations of any nature, whether or not accrued, absolute, contingent or otherwise ("Liabilities"), other than liabilities (i) disclosed in the Commission Documents filed prior to the date of this Agreement, (ii) adequately provided for in the Balance Sheet or disclosed in any related notes thereto,
(iii) incurred in connection with this Agreement, or (iv) incurred in the ordinary course of business.

         6.5 No Material Adverse Changes. Since June 30, 2001, except as disclosed in the Commission Documents filed subsequent to that date, there has not been any material adverse change in the business, financial condition or operating results of the Company.

         6.6 Absence of Certain Developments. Except as contemplated by this Agreement and the Commission Documents, since June 30, 2001, through the date immediately preceding each Closing Date, the Company has not (a) issued any stock, options, bonds or other corporate securities other than as reflected in
Section 6.2 hereof, (b) borrowed any amount or incurred or became subject to any Liabilities (absolute, accrued or contingent), other than current Liabilities incurred in the ordinary course of business and Liabilities under contracts entered into in the ordinary course of business, (c) discharged or satisfied any material Lien or adverse claim or paid any obligation or Liability (absolute, accrued or contingent), other than current Liabilities shown on the Balance Sheet and current Liabilities incurred in the ordinary course of business, (d) declared or made any payment or distribution of cash or other property to the stockholders of the Company or purchased or redeemed any securities of the Company, (e) mortgaged, pledged or subjected to any material Lien or adverse claim any of its properties or assets, except for Liens for taxes not yet due and payable or otherwise in the ordinary course of business, (f) sold, assigned or transferred any of its assets, tangible or intangible, except in the ordinary course of business or in an amount less than $250,000, (g) suffered any extraordinary losses or waived any rights of material value other than in the ordinary course of business, (h) made any capital expenditures or commitments therefor other than in the ordinary course of business or in an amount less than $250,000, (i) entered into any other transaction other than in the ordinary course of business in an amount less than $250,000 or entered into any material transaction, whether or not in the ordinary course of business, (j) made any charitable contributions or pledges, (k) suffered any damages, destruction or casualty loss, whether or not covered by insurance, affecting any of the properties or assets of the Company or any other properties or assets of the Company which could, individually or in the aggregate, have or result in a Material Adverse Effect, (l) made any material change in the nature or operations of the business of the Company, (m) participated in any transaction that would have a Material Adverse Effect or otherwise acted outside the ordinary course of business, (n) the Company has not increased the compensation of any of its officers or the rate of pay of any of its employees, except as part of regular compensation increases in the ordinary course of business, (o) subject to the planned restatement of certain quarterly reports in fiscal year 2001 as disclosed by the Company in the press release announcing its fiscal year 2001 results, effected any material change in the accounting principles or practice of the Company except as required by reason of a change in GAAP or (p) entered into any agreement or commitment to do any of the foregoing.

         6.7 No Conflict; Governmental Consents. (a) The execution and delivery by the Company of this Agreement, the Registration Rights Agreement and the Warrant and the consummation of the transactions contemplated hereby and thereby will not (i) result in the violation of any provision of the Certificate of Incorporation or By-laws or other organizational documents of the Company, (ii) result in any violation of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or Governmental Authority to or by which the Company is bound, or (iii) conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a default under, any bond, debenture, note or other evidence of indebtedness, or any material lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company is a party or by which it or its property is bound, nor result in the creation or imposition of any Lien upon any of the properties or assets of the Company, except for, in the case of clauses (ii) and (iii) of this subsection 6.7(a), any violation, conflict, breach or default which would not have a Material Adverse Effect.

         (b) No material consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other Governmental Authority or Person, and no lapse of any waiting period under any Requirements of Law, remains to be obtained (or lapsed) or is otherwise required to be obtained by the Company in connection with the authorization, execution and delivery of this Agreement, the Registration Rights Agreement and the Warrant or the consummation of the transactions contemplated hereby or thereby, including, without limitation the issue and sale of the Securities and the shares of Common Stock underlying such Securities, except filings as may be required to be made by the Company after each Closing with (i) the Commission, (ii) the National Association of Securities Dealers, Inc. ("NASD"), (iii) the Nasdaq Stock Market, Inc. and (iv) state blue sky or other securities regulatory authorities. For purposes of this Agreement, "Requirements of Law" means, as to any Person, any law, statute, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing (each, a "Governmental Authority") or stock exchange, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

         6.8 Litigation. Except as set forth in the Commission Documents, there are no claims, actions, suits, investigations or proceedings pending or, to the Company's knowledge, threatened proceedings against the Company or its respective assets, at law or in equity, by or before any Governmental Authority, or by or on behalf of any third party, except for any claim, action, suit, investigation or proceeding which would not have a Material Adverse Effect nor does the Company have knowledge that there is any reasonable basis for any of the foregoing. There are no claims, actions, suits, investigations or proceedings pending or, to the Company's knowledge, threatened proceedings against the Company contesting the right of the Company to use, sell, import, license, or make available to any Person any of the Company's products or services currently or previously sold, offered, licensed or made available to any Person or used by the Company or opposing or attempting to cancel any of the Company's Intellectual Property rights, except for any claim, action, suit, investigation or proceeding which would not have a Material Adverse Effect.

         6.9 Compliance with Laws; No Default or Violation; Contracts. The Company is in compliance in all material respects with all Requirements of Law and all orders issued by any court or Governmental Authority against the Company in all material respects. To the Company's knowledge, there is no existing or currently proposed Requirement of Law which could reasonably be expected to prohibit or restrict the Company from, or otherwise materially adversely affect the Company in, conducting its business in any jurisdiction in which it now conducts or proposes to conduct such business. The Company has all material licenses, permits and approvals of any Governmental Authority (collectively, "Permits") that are necessary for the conduct of the business of the Company;
(ii) such Permits are in full force and effect; and (iii) no violations are or have been recorded in respect of any Permit. No material expenditure is presently required by the Company to comply with any existing Requirements of Law or order. Except as would not be reasonably expected to have a Material Adverse Effect, the Company is not (i) in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party of by which it or any of its properties is bound or (ii) in violation of any order, decree or judgment of any court, arbitrator or other Governmental Authority. The contracts described in the Commission Documents or incorporated by reference therein that are material to the Company (collectively, the "Contractual Obligations") are in full force and effect on the date hereof, and neither the Company nor, to the Company's knowledge, any other party to such contracts is in breach of or default under any of such contracts nor, to the Company's knowledge, does any condition exist that with notice or lapse of time or both would constitute a default by such other party thereunder. The Company has not received notice of a default and is not in default under, or with respect to, any Contractual Obligation nor, to the Company's knowledge, does any condition exist that with notice or lapse of time or both would constitute a default thereunder. All of such Contractual Obligations are valid, subsisting, in full force and effect and binding upon the Company and, to the Company's knowledge, the other parties thereto, and the Company has paid in full or accrued all amounts due thereunder and has satisfied in full or provided for all of its liabilities and obligations thereunder. Without limiting the foregoing, the Company has provided to the Purchasers true and correct copies, as in effect on the date hereof, of that certain (i) Co-Development Agreement (including all amendments, waivers, consents and other documents relating thereto), dated August 31, 1998, among the Company and Southern Research Institute, and (ii) Co-Development Agreement (including all amendments, waivers, consents and other documents relating thereto), March 12, 2001, among the Company and Ilex (collectively, the "Co-Development Agreements"), and there exists no violation, breach, event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default thereunder, and the Company has no knowledge that any Person is terminating or may seek to terminate or challenge the terms of, or rights set forth in, either of the Co-Development Agreements.

         6.10 Insurance. The Company maintains and will continue to maintain insurance of the types and in the amounts that the Company reasonably believes is adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

         6.11 Environmental Matters. The Company is in compliance, in all material respects, with all applicable Environmental Laws. There is no civil, criminal or administrative judgment, action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or, to the Company's knowledge, threatened against the Company pursuant to Environmental Laws. To the Company's knowledge, there are no past or present events, conditions, circumstances, activities, practices, incidents, agreements, actions or plans which could reasonably be expected to prevent compliance with, or which have given rise to or will give rise to liability which would have a Material Adverse Effect, under Environmental Laws. For purposes of the foregoing, "Environmental Laws" means federal, state, local and foreign laws, principles of common laws, civil laws, regulations, and codes, as well as orders, decrees, judgments or injunctions, issued, promulgated, approved or entered thereunder relating to pollution, protection of the environment or public health and safety.

         6.12 Taxes. The Company has paid or caused to be paid, or has established reserves in accordance with GAAP for all Tax liabilities applicable to the Company for all fiscal years that have not been examined and reported on by the taxing authorities (or closed by applicable statutes). No additional Tax assessment against the Company has been heretofore proposed or, to the Company's knowledge, threatened by any Governmental Authority for which provision has not been made on its balance sheet.

         No tax audit is currently in progress and there is no unassessed deficiency proposed or, to the Company's knowledge, threatened against the Company. The Company has no knowledge of any change in the rates or basis of assessment of any Tax (other than federal income tax), of the Company which would reasonably be expected to have a Material Adverse Effect. The Company has not agreed to or is required to make any adjustments under section 481 of the Code by reason of a change of accounting method or otherwise. None of the assets of the Company is required to be treated as being owned by any Person, other than the Company or any of its subsidiaries, pursuant to the "safe harbor" leasing provisions of Section 168(f)(8) of the Code. The company is not a "United States real property holding corporation" (a "USRPHC") as that term is defined in Section 897(c)(2) of the Code and the regulations promulgated thereunder.

         For purposes of this Agreement, "Code" means the Internal Revenue Code of 1986, as amended, and "Taxes" means any federal, state, provincial, county, local, foreign and other taxes (including, without limitation, income, profits, windfall profits, alternative, minimum, accumulated earnings, personal holding company, capital stock, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment, unemployment compensation, payroll and property taxes, import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto, and including expenses associated with contesting any proposed adjustments related to any of the foregoing.

         6.13 Intellectual Property.

         (a) "Intellectual Property" shall mean all of the following as they are necessary in connection with the business of the Company as presently conducted and as they exist in all jurisdictions throughout the world, in each case, to the extent owned by or licensed to the Company: (i) patents, patent applications and inventions, designs and improvements described and claimed therein, patentable inventions and other patent rights (including any divisions, continuations, continuations-in-part, reissues, reexaminations, or interferences thereof, whether or not patents are issued on any such applications and whether or not any such applications are modified, withdrawn, or resubmitted) ("Patents"); (ii) trademarks, service marks, trade dress, trade names, brand names, designs, logos, or corporate names, whether registered or unregistered, and all registrations and applications for registration thereof ("Trademarks");
(iii) copyrights and mask works, including all renewals and extensions thereof, copyright registrations and applications for registration thereof, and non-registered copyrights ("Copyrights"); (iv) trade secrets, inventions, know-how, process technology, databases, confidential business information, customer lists, technical data and other proprietary information and rights ("Trade Secrets"); (v) computer software programs, including, without limitation, all source code, object code, and documentation related thereto ("Software"); (vi) Internet addresses, domain names, web sites, web pages and similar rights and items ("Internet Assets"); and (vii) all licenses, sublicenses and other agreements or permissions including the right to receive royalties, or any other consideration related to the property described in
(i)-(vi). The Intellectual Property contains all of the intellectual property necessary to operate the business of the Company as currently conducted.

         (b) The Company exclusively owns (or otherwise has the right to use the Intellectual Property pursuant to a valid license, sublicense or other agreement), free and clear of all Liens, and has the unrestricted right (subject to any such license terms, if applicable) to use, sell, license, or sublicense all Intellectual Property.

         (c) Schedule 6.13(c) sets forth all issued Patents, registrations, filings and applications for any Patents, Trademarks and Copyrights filed by the Company, specifying as to each item, as applicable: the title; the jurisdiction(s) in which the item is issued or registered or in which an application for issuance or registration has been filed; and the issuance, registration, or application numbers and dates.

         (d) Schedule 6.13(d) sets forth all material licenses, sublicenses, distributor agreements and other agreements or permissions ("IP Licenses") under which the Company is a (i) licensor, or (ii) licensee, distributor, or reseller, except such licenses, sublicenses and other agreements relating to off-the-shelf software which is commercially available on a retail basis for less than $200 per license and $5,000 in the aggregate and used solely on the computers of the Company ("Off-the-Shelf Software"). To the knowledge of the Company, all of the IP Licenses are valid, enforceable, and in full force and effect, and, with respect to the Company, will continue to be on identical terms immediately following the completion of the transactions contemplated by this Agreement.

         (e) All products made, used or sold by the Company under the Patents have been marked with the proper patent notice.

         (f) All products and materials made, used or sold by the Company containing Trademarks bear the proper federal registration notice where permitted by law.

         (g) All works encompassed by the Copyrights and used by the Company have been marked with the proper copyright notice.

         (h) To the Company's knowledge, upon reasonable inquiry in accordance with sound business practice and business judgment, all the Company's Intellectual Property rights are valid and enforceable. The Company has taken all reasonably necessary actions to maintain and protect each item of Intellectual Property owned by the Company.

         (i) The Company has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its Trade Secrets and the proprietary nature and value of its Intellectual Property. To the best of the Company's knowledge, none of the Trade Secrets, wherever located, the value of which is contingent upon maintenance of confidentiality thereof, have been disclosed to any employee, representative or agent of the Company or any other person not obligated to maintain such Trade Secret in confidence pursuant to a confidentiality agreement entered into with the Company, except as required pursuant to the filing of a patent application by the Company.

         (j) The Company is diligently prosecuting all Patent applications it has filed, as instructed by patent counsel. The Company is diligently filing and preparing to file Patent applications for all inventions in a manner and within a sufficient time period to avoid statutory disqualification of any potential Patent application.

         (k) Each present or past employee, officer, consultant or any other person who developed any part of any Company product or any Intellectual Property that is or will be made, used or sold by the Company has executed a valid and enforceable Confidentiality Agreement with the Company.

         (l) Unless otherwise disclosed by the Company or pursuant to a current license, it is not necessary for the Company's business to use any Intellectual Property owned by any present or past director, officer, employee or consultant of the Company (or persons the Company presently intends to hire). Except as set forth on Schedule 6.13(l), to the knowledge of the Company, at no time during the conception or reduction to practice of any of the Company's Intellectual Property was any developer, inventor or other contributor to such Intellectual Property operating under any grants from any Governmental Authority or subject to any employment agreement, invention and assignment, nondisclosure agreement or other Contractual Obligation with any Person that could adversely affect the Company's rights to its Intellectual Property.

         (m) To the knowledge of the Company, upon reasonable inquiry in accordance with sound business practice and business judgment, none of the Intellectual Property, products or services owned, used, developed, provided, sold or licensed by the Company, or made for, used or sold by or licensed to the Company by any person infringes upon or otherwise violates any Intellectual Property rights of others.

         (n) To the knowledge of the Company, upon reasonable inquiry in accordance with sound business practice and business judgment, no Person is infringing upon or otherwise violating the Intellectual Property rights of the Company.

         6.14 Employee Benefit Plans.

         (a) Neither the Company nor any entity which is or was under common control within the meaning of Section 414(b), (c), (m) or (o) of the Code maintains or contributes to, or has within the preceding six years maintained or contributed to, or may have any liability with respect to any employee benefit plan subject to Title IV of Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 412 of the Code or any "multiple employer plan" within the meaning of the Code or ERISA. Each employee benefit plan, arrangement, policy, program, agreement or commitment which the Company maintains, contributes to or may have any liability in respect to (each, a "Plan") has been established and administered in accordance with its terms, and complies in form and in operation with the applicable requirements of ERISA, the Code and other applicable Requirements of Law. No claim with respect to the administration or the investment of the assets of any Plan (other than routine claims for benefits) is pending. No event has occurred in connection with which the Company or any Plan, directly or indirectly, could be subject to any material liability under ERISA, the Code or any other law, regulation or governmental order applicable to any Plan, or under any agreement, instrument, statute, rule of law or regulation pursuant to or under which the Company has agreed to indemnify any person against liability incurred under, or for a violation or failure to satisfy the requirement of, any such statute, regulation or order. The Company has no liability, whether absolute or contingent, including any obligations under any Plan, with respect to any misclassification of any person as an independent contractor rather than as an employee.

         (b) The Company does not have any obligations to provide or any direct or indirect liability, whether contingent or otherwise, with respect to the provision of health or death benefits to or in respect of any former employee, except as may be required pursuant to Section 4980B of the Code and the corresponding provisions of ERISA and the cost of which are fully paid by such former employees.

         (c) There are no unfunded obligations under any Plan which are not fully reflected on the Financial Statements.

         6.15 FDA Matters. After due investigation, (i) the Company currently has no reasonable basis to believe that any Governmental Authority, including, but not limited to, the United States Food and Drug Administration (the "FDA"), will ultimately prohibit the marketing, sale, license or use in the United States or elsewhere of any product developed, produced or marketed by the Company or with third parties (including, without limitation, Ilex) (each, a "Product"), (ii) the Company knows of no product or process which the FDA has prohibited from being marketed or used in the United States which in function and composition is substantially similar to any Product, (iii) the Company has no Product on clinical hold nor any reason to expect that any Product is likely to be placed on clinical hold, (iv) the Company has disclosed to the Purchaser all submissions to the FDA made by the Company and the FDA responses (and other material correspondence received from or submitted to the FDA by the Company), including, but not limited to, all FDA warning letters, regulatory letters and notice of adverse finding letters and the relevant responses, received by the Company or any agent thereof relative to the development of its Products, (v) none of the Company or, to the Company's knowledge, its employees, its Affiliates or its agents, has ever been sanctioned, formally or otherwise, by the FDA, and (vi) there has not been any suspensions or debarments by the FDA or other federal departments and state regulatory bodies against the Company or, to the Company's knowledge, any current or former employees of the Company.

         6.16 Investment Company. The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

         6.17 Compliance. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and is listed on the OTC bulletin board, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the OTC bulletin board. The Company has complied with all requirements with respect to the issuance of the Purchased Shares and the listing thereof on the OTC bulletin board. The Company has not taken and will not, in violation of applicable law, take, any action outside the ordinary course of business designed to or that might reasonably be expected to cause or result in unlawful manipulation of the price of the Common Stock to facilitate the sale or resale of the Purchased Shares.

         6.18 Private Offerings. Assuming the truth of each Purchaser's representations and acknowledgments contained in Section 5 hereof, neither the Company nor any Person acting on its behalf (other than the Purchasers, as to whom the Company makes no representations) has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act. The Company has not sold the Securities to anyone other than the subscribers to this Agreement. Each Security shall bear substantially the same legend set forth in Section 8 hereof for at least so long as required by the Securities Act.

         6.19 Broker's or Finder's Commissions. Except as set forth on Schedule 6.19, no finder, broker, agent, financial person or other intermediary has acted on behalf of the Company in connection with the sale of the Securities by the Company or the consummation of this Agreement or any of the transactions contemplated hereby. The Company has not had any direct or indirect contact with any other investment banking firm (or similar firm) with respect to the offer of the Securities by the Company to the Purchasers or the Purchasers' subscriptions for the Securities.

         6.20 Disclosure. The Transaction Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading. The Company does not have any knowledge of any fact that has specific application to the Company (other than general economic or industry conditions) and that can reasonably be foreseen to cause a Material Adverse Effect that has not been set forth in the Transaction Documents or the Commission Documents.

         The Company certifies that each of the foregoing representations and warranties by the Company sets forth in this Section 6 are true as of the date hereof and shall survive such date as contemplated in Section 7.1.

         7. Indemnification.

         7.1 The Company agrees to indemnify and hold harmless the Purchasers, their affiliates and each of their respective directors, officers, general and limited partners, principals, agents and attorneys (individually, an "Indemnified Party" and collectively, the "Indemnified Parties") from and against any and all losses, claims, damages, Liabilities, costs (including reasonable attorneys' fees) and expenses (collectively, "Losses") to which any Indemnified Party may become subject, insofar as such Losses arise out of, in any way relate to, or result from (i) any breach of any representation or warranty made by the Company contained in or made pursuant to this Agreement, or
(ii) the failure of the Company to fulfill any agreement or covenant contained in or made pursuant to this Agreement. All of the representations and warranties of the Company made herein shall survive the execution and delivery of this Agreement until the date that is ninety (90) days after the filing by the Company with the Commission of audited financial statements of the Company for the fiscal year ending June 30, 2003 (or, if such fiscal year changes and no such audited consolidated financial statements are available, then the successor fiscal year), except for (a) Sections 6.1 (Organization, Good Standing and Qualification), 6.2 (Capitalization), 6.3 (Corporate Power, Authorization; Enforceability), 6.18 (Private Offerings) and 6.19 (Broker's or Finder's Commission), which representations and warranties shall survive indefinitely (or if indefinite survival is not permitted by law, then for the maximum period permitted by applicable law), (b) Section 6.12 (Taxes), which representation and warranty shall survive until the later to occur of (i) the lapse of the statute of limitations with respect to the assessment of any tax to which such representation and warranty relates (including any extensions or waivers thereof) and (ii) sixty (60) days after the final administrative or judicial determination of the Taxes to which such representation and warranty relates, and no claim with respect to Section 6.12 may be asserted thereafter with the exception of claims arising out of any fact, circumstance, action or proceeding to which the party asserting such claim shall have given notice to the other parties to this Agreement prior to the termination of such period of reasonable belief that a tax liability will subsequently arise therefrom, and (c) Section
6.11 (Environmental Matters), which representation and warranty shall survive until the lapse of the applicable statute of limitations. Except as set forth herein, all of the covenants, agreements and obligations of the parties hereto shall survive the Final Closing indefinitely (or if indefinite survival is not permitted by law, then for the maximum period permitted by applicable law).

         7.2 Promptly after receipt by an Indemnified Party under Section 7.1 of notice of any claim as to which indemnity may be sought, including, without limitation, the commencement of any action or proceeding, the Indemnified Party will, if a claim in respect thereof may be made against the indemnifying party under this Section, promptly notify the indemnifying party in writing of the commencement thereof; provided that the failure of the Indemnified Party to so notify the indemnifying party will not relieve the indemnifying party from its obligations under this Section unless, and only to the extent that, such omission results in the indemnifying party's forfeiture of substantive rights or defenses or being materially prejudiced by the Indemnified Person's failure to give such notice. In case any action or proceeding is brought against any Indemnified Party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable approval (which approval will not be withheld or delayed unreasonably); provided, however, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense at its own expense. After notice from the indemnifying party to the Indemnified Party of its election to so assume the defense thereof, the indemnifying party will not be Liable to the Indemnified Party under that Section 7 for any legal or any other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof (other than reasonable costs of investigation) unless incurred at the written request of the indemnifying party. Notwithstanding the above, the Indemnified Party will have the right to employ counsel of its own choice in any action or proceeding (and be reimbursed by the indemnifying party for the reasonable fees and expenses of the counsel and other reasonable costs of the defense) if, in the written opinion of such Indemnified Party's counsel, representation of the Indemnified Party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests or conflicts between the Indemnified Party and any other party represented by the counsel in the action; provided, however, that the indemnifying party will not in connection with any one action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be Liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, except to the extent that local counsel, in addition to regular counsel, is required in order to effectively defend against the action or proceeding. An indemnifying party will not be Liable to any Indemnified Party for any settlement or entry of judgment concerning any action or proceeding effected without the consent of the indemnifying party, which consent shall not be unreasonably withheld. The indemnifying party agrees that it will not, without the prior written consent of the Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising or that may arise out of such claim. The rights accorded to an Indemnified Party hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise; provided, however, that notwithstanding the foregoing or anything to the contrary contained in this Agreement, (a) nothing in this Section 7 shall restrict or limit any rights that any Indemnified Party may have to seek equitable relief and (b) this Section 7 shall be the sole remedy for any breach of the Company's representations and warranties contained in Section 6 except with respect to claims arising out of fraud or willful misconduct.

         8. Covenants.

         8.1 Observation Rights. At any time Perseus-Soros BioPharmaceutical Fund, LP ("Perseus-Soros") and its Affiliates (as such term is defined in Rule 405 of the Securities Act) are not represented on the Board pursuant to Section 3.7, so long as Perseus-Soros owns at least 25% of the shares of the Series A Preferred Stock acquired by it on the date hereof or 10% of the outstanding shares of Common Stock on an "as-converted basis," Perseus-Soros shall have the right to (a) appoint a non-voting representative (the "Observer") to attend meetings of the Board, to change the non-voting representative so appointed at any time and, upon the resignation of such representative for any reason, to reappoint such a representative, if and for so long as Perseus-Soros does not have a representative on the Board; (b) make proposals, recommendations and suggestions to the Company's officers and directors relating to the business and affairs of the Company at such reasonable times as may be requested by Perseus-Soros but in no event shall the Company be required to accept such proposals, recommendations or suggestions; (c) discuss the Company's business and affairs with the Company's officers, directors and independent accountants at such reasonable times as may be requested by Perseus-Soros; (d) have access to such other information relating to the affairs of the Company as Perseus-Soros may reasonably request; and (e) have access to the properties and facilities of the Company at such reasonable times as may be requested by Perseus-Soros. In addition, the Company shall provide Perseus-Soros with a copy of any materials to be distributed or discussed at such meetings at the same time as provided to members of the Board. The Observer may be excluded from any meeting or portion thereof and Perseus-Soros may be excluded from access to certain information and the properties and facilities of the Company if and to the extent a majority of the Board reasonably determines in good faith that such Observer's attendance at such meeting or portion thereof or Perseus-Soros's receipt of such information or access to the properties and facilities of the Company would adversely affect the attorney-client privilege between the Company and its counsel, involve a conflict of interest between the Company and Perseus-Soros with respect to a material issue for the Company or might violate any requirement of law, contract or confidentiality by which the Company is bound. To the extent the information is non-public, Perseus-Soros covenants and agrees that it will not divulge such confidential information until such time as such information (1) is or becomes generally available to the public other than as a result of a disclosure by Perseus-Soros or its affiliates or their respective representatives, (2) was within Perseus-Soros's possession prior to its being furnished to Perseus-Soros by or on behalf of the Company pursuant hereto, provided that the source of such information was not bound by a non-disclosure or confidentiality agreement with respect to such information, or
(3) becomes available to Perseus-Soros on a non-confidential basis from a source other than the Company or any of its representatives, provided that such source is not bound by a non-disclosure or confidentiality agreement with the Company with respect to such information or is not otherwise prohibited from transmitting the information to Perseus-Soros. If Perseus-Soros becomes legally obligated to disclose confidential information by any governmental entity with jurisdiction over it or pursuant to any proceeding (by oral questions, interrogations, requests for information or documents, subpoena, civil investigative demand or similar process) (each a "Proceeding"), Perseus-Soros will give the Company prompt written notice to allow the Company to seek a protective order or other appropriate remedy. Such notice must include, without limitation, identification of the information to be so disclosed and a copy of the order (to the extent not prohibited in connection with any such Proceeding). Perseus-Soros will disclose only such information as is legally required and will use commercially reasonable efforts to obtain confidential treatment for any confidential information that is so disclosed. Any such disclosure shall not be in violation of this Section 8.1.

         8.2 Use of Proceeds. The Company will use the proceeds from this Offering to continue the clinical development of clofarabine and trilostane; to market and sell clofarabine and trilostane; and for general corporate purposes and working capital.

         8.2 Business Development. As soon as practicable after the Final Closing, the Company shall use commercially reasonable efforts to: (a) create and implement an annual budget, approved by the Board, (b) hire additional personnel where necessary; and (c) obtain appropriate product liability insurance to cover all risks associated with the Company's business that are customarily insured against in the industry in such amounts as are customary in the industry.

         8.3 Expenses. The Company shall pay the reasonable direct expenses of Perseus-Soros (or its designee) which may be incurred in connection with their due diligence review and the negotiation, execution and delivery of this Agreement, the Registration Rights Agreement and all other agreements relating to the transactions contemplated hereby, including, but not limited to, legal fees and expenses; provided, however, such fees and expenses to be reimbursed by the Company are not to exceed $50,000 in the aggregate without the prior approval of the Company.

         8.4 Conduct of the Company's Business. Except as contemplated by this Agreement, during the period from the date hereof to the Final Closing Date, the Company will conduct its business and operations solely in the ordinary course of business consistent with past practice and use reasonable commercial efforts to keep available the services of its officers and employees and preserve its current relationships with customers, suppliers, licensors, creditors and others having business dealings with it.

         8.5 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto will use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement at the earliest practicable date.

         8.6 Liability Insurance. Promptly following the Initial Closing, the Company shall purchase officers' and directors' liability insurance in an amount customary for a company of comparable size and in a comparable business as the Company and reasonably satisfactory to Perseus-Soros.

         8.7 Tax Matters.

         (a) The parties hereto agree and acknowledge that (i) no party hereto will treat the Series A Preferred Stock as "preferred stock" within the meaning of Section 305 of the Code (the "Reporting Agreement") unless otherwise required by a change in law and (ii) no party hereto shall take any position inconsistent with the Reporting Agreement upon examination of any Tax Return, in any refund claim, in any litigation or otherwise.

         (b) The Company covenants that it will use commercially reasonable efforts not to become a USRPHC at any time while any Purchaser owns any of the Series A Preferred Stock (or any Common Stock obtained upon a conversion of the Series A Preferred Stock (the "Conversion Stock")).

         (c) In the event that a Purchaser desires to sell or dispose of any of the Series A Preferred Stock or Conversion Stock, and upon demand by such Purchaser, the Company agrees to deliver to such Purchaser a letter (the "Letter") which complies with Sections 1.1445-2(c)(3) and 1.897-2(h) of the Treasury Regulations, addressed to such Purchaser, stating whether or not the Company is a USRPHC. The Letter shall be delivered to the Purchaser one business day prior to the close of any sale or disposition of the Series A Preferred Stock or Conversion Stock by the Purchaser (the "Delivery Date"). The Letter shall be dated as of the Delivery Date and signed by a corporate officer who must verify under penalties of perjury that the statement is correct to his knowledge and belief pursuant to Section 1.897-2(h) of the Treasury Regulations.

         9. FOR RESIDENTS OF ALL STATES: THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

         10. No Waiver.

         Notwithstanding any of the representations, warranties, acknowledgments or agreements made herein by the Purchasers, the Purchasers do not thereby or in any manner waive any rights granted to the Purchasers under federal or state securities laws.

         11. Miscellaneous.

         11.1 Notices. Any notice or other communication given hereunder by any party hereto to any other party hereto shall be in writing and delivered personally or by facsimile transmission or sent by registered or certified mail or by any express mail or overnight courier service, postage or fees prepaid:

                  If to the Company:

                           Bioenvision, Inc.
                           One Rockefeller Plaza
                           Suite 1600
                           New York, New York  10020
                           Attention:  President
                           Facsimile:  (212) 265-4680

                  With a copy to:

                           Piper Rudnick LLP
                           1251 Avenue of the Americas
                           New York, New York  10020-1104
                           Attention:  Andrew J. Cosentino, Esq.
                           Facsimile:  (212) 884-8588

                  If to the Purchasers:

                           To each Purchaser at such Purchaser's name and address set forth on the signature page to this Agreement

                   With a copy to:

                           SCO Securities LLC
                           1285 Avenue of the Americas
                           35th Floor
                           New York, New York  10019
                           Attention:  Jeffrey B. Davis
                           Facsimile:  (212) 554-4058

                  Any notice that is delivered personally or by facsimile transmission in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party or its agent. Any notice that is addressed and mailed or sent by courier in the manner herein provided shall be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the fourth business day after the day it is so placed in the mail or, if earlier, the time of actual receipt.

         11.2 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns, provided, that no party may assign this Agreement without the prior written consent of the other party, such consent not to be unreasonably withheld; provided, further, that a Purchaser may assign this Agreement to its affiliates without consent; provided that any transfer of Securities or shares of Common Stock underlying such Securities must be in compliance with the Transaction Documents and all applicable law.

         11.3 Entire Agreement. This Agreement sets forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them; provided that any confidentiality agreement between the Company and any Purchaser shall remain in effect. This Agreement may be amended only by mutual written agreement of the Company and the Purchaser, and the Company may take any action herein prohibited or omit to take any action herein required to be performed by it, and any breach of any covenant, agreement, warranty or representation may be waived, only if the Company has obtained the written consent or waiver of the Purchasers purchasing a majority of the Securities offered hereby.

         11.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York with respect to contracts made and to be fully performed therein, without regard to the conflicts of laws principles thereof. The parties hereto hereby agree that any suit or proceeding arising under this Agreement, or in connection with the consummation of the transactions contemplated hereby, shall be brought solely in a federal or state court located in the County of New York and State of New York. By its execution hereof, both the Company and the Purchasers hereby consent and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the County of New York and State of New York and agree that any process in any suit or proceeding commenced in such courts under this Agreement may be served upon it personally or by certified or registered mail, return receipt requested, or by Federal Express or other courier service, with the same force and effect as if personally served upon the applicable party in New York and in the city or county in which such other court is located. The parties hereto each waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense of lack of in personam jurisdiction with respect thereto.

         11.5 Severability. The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction will not affect any other provision of this Agreement, which will remain in full force and effect. If any provision of this Agreement is declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the provision will be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof will nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions will be deemed dependent upon any other covenant or provision unless so expressed herein.

         11.6 No Waiver. A waiver by either party of a breach of any provision of this Agreement will not operate, or be construed, as a waiver of any subsequent breach by that same party.

         11.7 Further Assurances. The parties agree to execute and deliver all further documents, agreements and instruments and take further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

         11.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which will together constitute the same instrument.

         11.9 No Third Party Beneficiaries. Nothing in this Agreement creates in any Person not a party to this Agreement any legal or equitable right, remedy or claim under this Agreement, and this Agreement is for the exclusive benefit of the parties hereto. The parties expressly recognize that this Agreement is not intended to create a partnership, joint venture or other similar arrangement between any of the parties or their respective affiliates.

         11.10 Headings. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

         11.11 Publicity Restrictions. Except as may be required by applicable Requirements of Law, none of the parties hereto shall issue a publicity release or public announcement or otherwise make any disclosure concerning this Agreement, the transactions contemplated hereby without prior approval by the other party hereto; provided that each Purchaser may disclose on its worldwide web pages and its offering materials, if any, the name of the Company, the name of the Chief Executive Officer of the Company, a brief description of the business of the Company consistent with the Commission Documents or the Company's press releases or other public statements, the Company's logo and the aggregate amount of such Purchaser's investment in the Company. If any announcement is required by applicable law or the rules of any securities exchange or market on which such shares of Common Stock are traded to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties reasonable opportunity to comment thereon. The parties agree to attribute and otherwise indicate ownership of the other party's trademarks and logos.

         11.12 Certification. Each Purchaser certifies that such Purchaser has read this entire Agreement and that every statement on such Purchaser's part made and set forth herein is true and complete in all material respects.

                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the undersigned has executed this Securities Purchase Agreement on the date his signature has been subscribed and sworn to below.

The shares of Series A Preferred Stock and the common stock purchase warrants are to be issued in:

                                                             _______________________________________
                                                             Print Name of Investor

                                                             ___________________ shares of Series A Preferred Stock

____ individual name                                         subscribed for

                                                             ___________________ Warrants subscribed for

____ joint tenants with rights of survivorship
                                                             Subscription price paid herewith:
                                                             $_________________ (being $3.00 x the number of shares

____ tenants in the entirety                                 of Series A Preferred Stock listed above)


                                                             _______________________________________
____ corporation (an officer must sign)                      Print Name of Joint Investor
                                                             (if applicable)


                                                             _______________________________________
____ partnership (all general partners must sign)            Signature of Investor


                                                             _______________________________________
____ trust                                                   Signature of Joint Investor


____ limited liability company                               _______________________________________


                                                             _______________________________________
                                                             (with a copy to:)

                                                             _______________________________________


                                                             _______________________________________
                                                             Address of Investor

Accepted as of the ___ day of May, 2002, as to _______________ shares of Series A Preferred Stock and ____ Warrants; Subscription price accepted being $______________, being $3.00 x the number of shares of Series A Preferred Stock as to which this Subscription is accepted:

BIOENVISION, INC.


By:    ___________________________________________
Name:  Dr. Christopher B. Wood
Title: Chief Executive Officer